Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-69165, 333-81593, 333-42340, 333-58420, 333-58422, 333-116641, and 333-139284 on Form S-8 of our reports dated February 25, 2010, relating to the financial statements of InfoSpace, Inc. and the effectiveness of InfoSpace, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of InfoSpace, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

February 25, 2010